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                                                                 EXHIBIT (99)(a)
              FIRST UNION CORPORATION OF VIRGINIA AND SUBSIDIARIES
                        SUMMARIZED FINANCIAL INFORMATION
     In connection with the merger of Dominion Bankshares Corporation into First Union Corporation of Virginia ("FUNC-VA"), a wholly-owned subsidiary of First Union Corporation (the "Corporation"), on March 1, 1993, FUNC-VA assumed, and subsequently the Corporation guaranteed, FUNC-VA's publicly held 9 5/8% Subordinated Capital Notes Due 1999. Set forth below is summarized consolidated financial information for FUNC-VA and subsidiaries for the periods indicated. CONSOLIDATED STATEMENTS OF INCOME DATA

                                                                                                         THREE        SIX
                                                                                                         MONTHS      MONTHS
                                                                                                         ENDED       ENDED
                                                                                                        JUNE 30,    JUNE 30,
(IN THOUSANDS)                                                                                            1994        1994
Net interest income..................................................................................   $124,261     243,920
Income before income taxes...........................................................................     42,874      77,391
Net income...........................................................................................   $ 28,451      50,767

CONSOLIDATED BALANCE SHEET DATA

                                                                                                                  JUNE 30,
(IN THOUSANDS)                                                                                                      1994
Assets........................................................................................................   $12,334,937
Securities available for sale.................................................................................     2,624,555
Investment securities.........................................................................................       309,395
Loans, net of unearned income.................................................................................     7,186,922
Stockholder's equity..........................................................................................   $ 1,202,990

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